UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
OF 1934

Date of Report (Date of earliest event reported): October 19, 2026

MOUNT LOGAN CAPITAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-42813	33-2698952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 Madison Avenue, 3rd Floor New York, New York (Address of principal executive offices)		10022 (Zip Code)
(212) 891-2880
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	MLCI	The Nasdaq Stock Market LLC
8.00% Senior Notes Due 2031	MLCIL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
On October 19, 2026, Mount Logan Management, LLC (“MLM”), a Delaware limited liability company and wholly owned indirect subsidiary of Mount Logan Capital Inc. (the “Company”), entered into an Asset Purchase Agreement (the “APA”) with Alternative Fund Advisors, LLC (“AFA”), the investment adviser to AFA Asset Based Lending Fund, a registered closed-end management investment company (“AMCLX”). Pursuant to the APA, MLM will acquire the goodwill, intellectual property and books and records relating to AFA’s management of AMCLX, and, at closing, MLM will replace AFA as investment manager to AMCLX under a new investment management agreement and the AMCLX board of trustees will be reconstituted (collectively, the “AMCLX Transaction”). MLM will assume only those liabilities of AFA under certain specified contracts relating to AMCLX that arise or are to be performed after the closing.

In consideration, MLM has agreed to pay AFA up to $4,600,000, consisting of $300,000 in cash at closing and deferred installments thereafter, payable after the first, second and third anniversaries of the closing, which are subject to reduction if AMCLX’s net assets decline during the first year following the closing. MLM has also agreed to pay AFA, for five years following the closing, 40% of the management and incentive fees received by MLM from AMCLX, net of specified expenses, subject to suspension if AMCLX experiences specified net outflows for eight consecutive quarters and its net assets at the end of that period are below its net assets at closing.

The APA contains customary representations and warranties, covenants, indemnification provisions and closing conditions. Closing is subject to, among other things, approval of the AMCLX Transaction by the AMCLX board of trustees and shareholders and the receipt of certain third-party consents. The APA may be terminated by either party under certain circumstances, including if the closing has not occurred by June 30, 2027 or if AMCLX shareholders do not approve the AMCLX Transaction, and by MLM if the AMCLX board does not approve the AMCLX Transaction within five business days after the date of the APA.

Under the APA, AFA has agreed to indemnify MLM, its affiliates and their respective related parties against losses resulting from, among other things, (i) breaches of representations and warranties by AFA, (ii) breaches of covenants by AFA, (iii) any excluded assets and (iv) any excluded liabilities. MLM has agreed to indemnify AFA, its affiliates and their respective related parties against losses resulting from breaches of representations and warranties or covenants by MLM and any assumed liabilities. Indemnification for breaches of non-fundamental representations and warranties is subject to a deductible of $75,000 and a cap of $2,000,000. In the event AFA is required to indemnify MLM or its affiliates, MLM has the right to satisfy such losses first by reducing any earnout amounts then due but unpaid to AFA, second by setoff against other amounts payable by MLM to AFA under the APA, including the deferred installments of the purchase price, and thereafter directly from AFA.

The foregoing description of the APA does not purport to be complete and is qualified in its entirety by reference to the full text of the APA, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 7.01     Regulation FD Disclosure.
On October 20, 2026, the Company issued a press release announcing the AMCLX Transaction, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Asset Purchase Agreement, dated October 19, 2026, by and between Mount Logan Management, LLC and Alternative Fund Advisors, LLC
99.1	Press Release, dated October 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Certain schedules have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT LOGAN CAPITAL INC.

Date:	October 20, 2026	By:	/s/ Brandon Satoren
		Name:	Brandon Satoren
		Title:	Chief Financial Officer